THOMAS INDUSTRIES INC. LIGHTING GROUP

                   UNAUDITED COMBINED STATEMENTS OF OPERATIONS


                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
                                                                (IN THOUSANDS)

Net sales...................................................... $190,436 $177,967
Cost of products sold..........................................  136,500  129,100
                                                                -------- --------
Gross profit...................................................   53,936   48,867
                                                                --------  --------
Selling, general and administrative expenses...................   45,990   42,779
Interest expense...............................................    2,576    2,976
Other..........................................................      286     (30)
                                                                -------- ---------
                                                                  48,852   45,725
                                                                -------- ---------
Income before income taxes.....................................    5,084    3,142
Income tax expense.............................................    1,952    1,207
                                                                -------- ---------
Net income..................................................... $  3,132 $  1,935
                                                                ======== ========




                             See accompanying notes.



                      THOMAS INDUSTRIES INC. LIGHTING GROUP

                             COMBINED BALANCE SHEETS


                                                         UNAUDITED
                                                                     JUNE 30,  DECEMBER 31,
                                                           1998         1997
                                                         ---------  ------------
                                                             (IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents............................. $  1,449     $  5,792
  Accounts receivable, net..............................   64,846       54,014
  Inventories...........................................   57,025       52,532
  Deferred income taxes.................................    3,264        3,579
  Other current assets..................................    4,528        3,641
                                                         --------     --------
Total current assets....................................  131,112      119,558
Property, plant and equipment, net......................   46,632       46,642
Intangible assets, net..................................   47,550       48,435
Other assets............................................    9,890        8,865
                                                         --------     --------
Total assets............................................ $235,184     $223,500
                                                         ========     ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable...................................... $ 19,749     $ 21,396
  Accrued expenses and other current liabilities........   21,558       25,062
  Current portion of long-term debt.....................    7,813        7,810
                                                         --------     --------
Total current liabilities...............................   49,120       54,268
Deferred income taxes...................................    5,662        5,669
Long-term debt, less current portion....................   46,486       54,256
Other long-term liabilities.............................    3,767        3,738
                                                         --------     --------
Total liabilities.......................................  105,035      117,931
Equity:
  Thomas' investment....................................  134,862      109,511
  Accumulated other comprehensive income................   (4,713)      (3,942)
                                                         --------     --------
Total equity............................................  130,149      105,569
                                                         --------     --------
Total liabilities and equity............................ $235,184     $223,500
                                                         ========     ========



                             See accompanying notes.


                      THOMAS INDUSTRIES INC. LIGHTING GROUP

                   UNAUDITED COMBINED STATEMENTS OF CASH FLOWS


                                                            SIX MONTHS ENDED
                                                               JUNE 30,
                                                            -----------------
                                                              1998     1997
                                                            --------  -------
                                                             (IN THOUSANDS)

OPERATING ACTIVITIES
Net income................................................. $  3,132  $ 1,935
Adjustments to reconcile net income to net cash used in
 operating activities:
  Depreciation and amortization............................    5,271    4,961
  Deferred income taxes....................................      913     (284)
  Provision for losses on accounts receivable..............      169      151
  Gain on asset disposals, net.............................       (8)      (4)
  Changes in operating assets and liabilities, net of
   effect of acquisitions:
    Accounts receivable....................................  (11,251)  (6,750)
    Inventories............................................   (4,664)  (4,351)
    Other current assets...................................     (911)      31
    Accounts payable.......................................   (1,561)      33
    Accrued expenses and other liabilities.................   (4,029)     980
    Other..................................................   (1,092)    (965)
                                                            --------  -------
Net cash used in operating activities......................  (14,031)  (4,263)
INVESTING ACTIVITIES
Purchase of property, plant and equipment..................   (4,739)  (3,732)
Proceeds from sales of property, plant and equipment.......      176       28
                                                            --------  -------
Net cash used in investing activities......................   (4,563)  (3,704)
FINANCING ACTIVITIES
Payments on long-term debt.................................   (7,760)  (7,730)
Net change in Thomas advances..............................   22,220   18,996
                                                            --------  -------
Net cash provided by financing activities..................   14,460   11,266
Effect of exchange rate changes............................     (209)     (88)
                                                            --------  -------
Net (decrease) increase in cash and cash equivalents.......   (4,343)   3,211
Cash and cash equivalents at beginning of period...........    5,792    3,326
                                                            --------  -------
Cash and cash equivalents at end of period................. $  1,449  $ 6,537
                                                            ========  =======





                             See accompanying notes.


                      THOMAS INDUSTRIES INC. LIGHTING GROUP

       NOTES TO UNAUDITED CONDENSED INTERIM COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1998

NOTE A--BASIS OF PRESENTATION

     The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

     The results of operations for the six-month period ended June 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the combined financial statements and footnotes included in the Thomas Lighting audited combined financial statements for the years ended December 31, 1997, 1996, and 1995 of the Joint Proxy Statement of the Registrant and The Genlyte Group Incorporated ("Genlyte") filed July 24, 1998 (the "Joint Proxy Statement") incorporated herein by reference.

NOTE B--CONTINGENCIES

     In the normal course of business, Thomas Lighting is a party to legal proceedings and claims. When costs can be reasonably estimated, appropriate liabilities for such matters are recorded. While management currently believes the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations, or liquidity of Thomas Lighting, the ultimate outcome of any litigation is uncertain. Were an unfavorable outcome to occur, the impact could be material to Thomas Lighting.

NOTE C--COMPREHENSIVE INCOME

     As of January 1, 1998, Thomas Lighting adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on Thomas Lighting's net income or shareholders' equity. SFAS 130 requires unrealized gains or losses on Thomas Lighting's foreign currency translation and minimum pension liability adjustments, which, prior to adoption, were reported separately in shareholders' equity to be included in other comprehensive income.

     During the first half of 1998 and 1997, total comprehensive income was $2,361,000 and $1,429,000, respectively. Disclosure of accumulated balances of other comprehensive income (in thousands):

                                                                    ACCUMULATED
                                              MINIMUM    FOREIGN       OTHER
                                              PENSION   CURRENCY   COMPREHENSIVE
                                             LIABILITY TRANSLATION    INCOME
                                             --------- ----------- -------------

Beginning balance...........................   $(368)    $(3,574)     $(3,942)
Current-year other comprehensive income.....     --         (771)        (771)
                                               -----     -------      -------
Ending balance..............................   $(368)    $(4,345)     $(4,713)
                                               =====     =======      =======

NOTE D--SUBSEQUENT EVENT

     On April 28, 1998, Thomas Industries Inc. (Thomas) entered into definitive agreements with The Genlyte Group Incorporated providing for the formation of a joint venture lighting company. On August 30, 1998, under the terms of the Agreement, Thomas contributed substantially all of the assets comprising its lighting group (Thomas Lighting) to the joint venture in exchange for a 32% interest in the joint venture and the joint venture's assumption of certain liabilities.